UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2020

Torchlight Energy Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36247	74-3237581
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5700 W. Plano Parkway, Suite 3600

Plano, Texas 75093

(Address of principal executive offices)

Telephone – (214) 432-8002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TRCH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 11, 2020, our subsidiary Warwink Properties, LLC (“Warwink”) entered into and closed a letter agreement with MECO IV, LLC (“MECO”) and McCabe Petroleum Corporation (“MPC”), a company owned by our chairman Greg McCabe, which letter agreement included an Assignment, Bill of Sale and Conveyance, under which MECO purchased from Warwink and MPC (collectively, the “Sellers”) all of their right, title and interest under the Winkler Project in Winkler County, Texas for a purchase price of $450,000, with $100,000 allocated to MPC and $350,000 allocated to Warwink. Before agreeing to the above transaction, MECO required both MPC and Warwink to sell their interest in the Winkler Project.

In connection with the above transaction, MPC agreed to have its $100,000 portion of the purchase price paid directly to Warwink in exchange for Torchlight Energy Resources, Inc. issuing it 313,480 shares of common stock.

Under the letter agreement, the Sellers have a 90-day right to present MECO with a bona fide written offer from a third party to purchase the assets purchased from Warwink in this transaction and all of MECO’s interests in the Winkler prospect, provided that the offer is not from a party with leasehold interests within three miles of any of the assets. At MECO’s sole discretion, it may accept the offer. In such event, if the consideration received from the third party in such transaction, as allocated to the assets purchased from the Sellers, exceeds the purchase price set forth above, as adjusted for interim net cash flows, then MECO is to pay Seller a fee equal to one half of the positive difference between the that purchase price and the $450,000 purchase price above.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth above under the second paragraph under Item 1.01 of this current report, which disclosure is incorporated herein by reference. The common stock was issued under the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 and the rules and regulations promulgated thereunder. The subject issuance of securities does not involve a “public offering” based upon the following factors: (i) the issuance of the securities is an isolated private transaction; (ii) a limited number of securities were issued to a single purchaser; (iii) there were no public solicitations; (iv) the purchaser has represented that it is an “accredited investor”; (v) the investment intent of the purchaser; and (vi) the restriction on transferability of the securities to be issued.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Description

Exhibit 10.1	Letter agreement with McCabe Petroleum Corporation and MECO IV, LLC, dated November 11, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torchlight Energy Resources, Inc.

Date: November 13, 2020	By: /s/ John A. Brda
John A. Brda
President

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